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                           CERTIFICATE OF AMENDMENT TO
                       THE CERTIFICATE OF INCORPORATION OF
                             PUSH ENTERTAINMENT INC.

PUSH ENTERTAINMENT INC., a corporation organized pursuant to and existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY
CERTIFIES:

         1.       The name of the Corporation is PUSH ENTERTAINMENT INC.

         2. A Certificate of Incorporation ("the Certificate") dated the 7th day of January, 1998, was filed in the office of the Secretary of State of the State of Delaware on January 7, 1998. The Certificate was corrected by a Certificate of Correction dated the 23rd day of January, 1998, and filed with the office of the Secretary of State of the State of Delaware on January 23, 1998. The certificate was amended by a Certificate of Amendment dated the 23rd day of February, 1998, and filed with the office of the Secretary of State of the State of Delaware on the 24th day of February, 1998.

         3.       The Certificate is amended by deleting therefrom Section 14.

         4.       The Certificate is further amended by deleting therefrom
                  Section 15.

IN WITNESS WHEREOF the said PUSH ENTERTAINMENT INC. has caused this Certificate of Amendment to be signed by its incorporator and provisional shareholder this 11th day of March, 1998.

                                                     ---------------------------
                                                     Danny D. Lowe
                                                     Sole Shareholder and
                                                     Incorporator


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